Exhibit 99.1

Off The Hook Yachts Signs Definitive Agreement to Acquire Bellhart Marine, Creating the Carolinas’ Premier Mega Service & Refit Platform

Wilmington, NC – April 2, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off The Hook Yachts” or “Off The Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and one of the largest buyers and sellers of used boats in the United States, today announced that it has entered into a definitive agreement to acquire Bellhart Marine Group, LLC, along with its affiliated entities Bellhart Marine Services, LLC, Specialized Mechanical Services, LLC, and Specialized Mechanical Services, Inc. (collectively, “Bellhart”).

Transformational Step Toward a Mega Service & Refit Platform

This acquisition represents a major strategic expansion of Off The Hook’s service capabilities, positioning the Company to build what it believes will become the premier marine “Mega Service & Refit Center” platform in the Carolinas.

The combined platform is designed to function as a high-efficiency reconditioning and service engine, enabling the Company to rapidly intake, service, refit, and remarket vessels at scale.

By bringing best-in-class service operations in-house, Off The Hook expects to:

●	Significantly accelerate inventory reconditioning timelines
●	Improve gross margins through lower service costs
●	Increase control over quality and execution
●	Enhance speed-to-market for resale inventory

“This is an infrastructure-driven acquisition,” said Jason Ruegg, Founder of Off The Hook Yachts. “We are building what we believe will be one of the most efficient marine service and refit platforms on the East Coast—allowing us to recondition boats faster, more cost-effectively, and at a higher level of consistency than the traditional model.”

Establishing a Three-Location Mega Service Network

As part of the transaction, Off The Hook will operate an integrated, multi-location service platform across three strategic facilities:

Cape Fear River Shipyard (Heavy Service & Yacht Refit Hub)

A full-service shipyard capable of hauling vessels up to approximately 70 tons, supporting major refits, structural work, and large-yacht service projects.

Market Street Facility (Outboard Service & Repower Center)

A high-volume service and diagnostics center focused on outboard engines, repowers, and ongoing maintenance, while also serving as a primary sales and customer interface location.

Sloop Point Marina (Dry Stack Service & Sales Hub)

Following recent approval to expand to approximately 450 dry stack racks, this location will serve as a high-density service and sales hub. Bellhart will lead service operations and new boat sales, supporting a large and growing captive customer base.

Strategic Geographic and Cost Advantage

Off The Hook believes its Wilmington-based service platform provides a unique competitive advantage:

●	Lower refit and service costs compared to South Florida, making it economically advantageous to transport certain vessels to North Carolina for refurbishment
●	Strategic positioning between Florida and the Northeast boating markets, allowing efficient movement of inventory
●	Immediate access (approximately 5–10 minutes) to Wilmington International Airport, enabling convenient travel for buyers to inspect vessels

This combination of cost efficiency, location, and accessibility is expected to expand the Company’s buyer reach while improving profitability on reconditioned inventory.

Enhancing Vertical Integration Through Service Excellence

The acquisition strengthens Off The Hook’s vertically integrated model by adding nearly two decades of service expertise from Bellhart, along with deep diesel capabilities from Specialized Diesel.

Bellhart is widely recognized as a leading marine service provider in the Carolinas, with a strong reputation for quality, reliability, and customer satisfaction.

By integrating these operations, the Company expects to:

●	Reduce reliance on third-party service providers
●	Increase service throughput and capacity
●	Improve turnaround time on inventory
●	Deliver a more consistent and higher-quality customer experience

“Service is one of the most important—and historically fragmented—components of the marine industry,” added Ruegg. “By bringing this capability in-house with proven operators like Bellhart and Specialized Diesel, we are creating a platform that is faster, more efficient, and more scalable.”

Scaling Platform Synergies and Inventory Throughput

The addition of Bellhart’s operations is expected to further enhance Off The Hook’s ability to efficiently source, recondition, and remarket inventory, supporting faster transaction cycles and improved capital efficiency.

When combined with the Company’s proprietary AI-driven marketplace and acquisition engine, the expanded service infrastructure is expected to:

●	Increase inventory velocity
●	Improve margin capture
●	Support more consistent execution across markets

“This acquisition aligns directly with our long-term strategy of building a scalable, infrastructure-backed platform,” said Brian John, Chief Executive Officer of Off The Hook Yachts. “By significantly expanding our service capabilities, we are positioning the Company to drive increased transaction volume, improve operating efficiency, and enhance long-term profitability.”

This transaction marks another pivotal milestone in Off The Hook’s execution of its long-term infrastructure strategy. With the addition of Bellhart, the Company is further advancing its vision of building a fully integrated network of “Mega Hub” facilities across the East Coast. Complementing its previously announced South Florida Mega Hub (Apex Marine Group) and Mid-Atlantic hub on the Chesapeake Bay, this Carolinas platform strengthens a tri-regional footprint spanning South Florida, the Mid-Atlantic, and the central East Coast, positioning Off The Hook to accelerate inventory flow and scale its platform with greater efficiency and control.

Transaction Details

The transaction is subject to customary closing conditions, including due diligence and third-party approvals, and is expected to close within a standard transaction timeline.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Off The Hook YS Inc.

Chad Corbin, Chief Financial Officer

chadcorbin@offthehookys.com

Investor Relations
ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.